                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /

    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          Hillenbrand Industries, Inc.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                             HILLENBRAND INDUSTRIES


                            NOTICE OF ANNUAL MEETING

                            TO BE HELD APRIL 5, 1994


     The annual meeting of shareholders of Hillenbrand Industries, Inc., an Indiana corporation, 1069 State Route 46 E., Batesville, Indiana 47006-9166, will be held at the Sherman House in Batesville, Indiana, on Tuesday, April 5, 1994, at 10:00 o'clock a.m., E.S.T., for the following purposes:

     (1)  To elect four members to the Board of Directors;

     (2) To ratify the appointment of Price Waterhouse as independent auditors of Hillenbrand Industries, Inc.; and

     (3) To transact such other business as may properly come before the meeting and any adjournment of the meeting.

     The Board of Directors has fixed the close of business on February 11, 1994, as the record date for determining which shareholders are entitled to notice of and to vote at the meeting.

                         By Order of the Board of Directors



                         Mark R. Lindenmeyer
                         Secretary

February 25, 1994

                                    CONTENTS



                                                                     PAGE
                                                                     ----

PROXY STATEMENT                                                       1

VOTING                                                                1

ELECTION OF DIRECTORS                                                 1

ABOUT THE BOARD OF DIRECTORS (INCLUDING DIRECTOR COMPENSATION)        6

RATIFICATION OF APPOINTMENT OF AUDITORS                               7

EXECUTIVE COMPENSATION                                                7

     -SUMMARY COMPENSATION TABLE                                      8

     -LONG-TERM INCENTIVE PLAN AWARDS                                 9

     -COMPENSATION COMMITTEES' REPORT                                 9

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION           15

COMPANY STOCK PERFORMANCE                                             16

RETIREMENT PLANS                                                      16

COST OF SOLICITATION                                                  18

SHAREHOLDER PROPOSALS                                                 18


INCORPORATION BY REFERENCE                                            18

                             HILLENBRAND INDUSTRIES

                                 PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Hillenbrand Industries, Inc. (the "Company"), 1069 State Route 46 E., Batesville, Indiana 47006-9166 [telephone (812) 934-7000], for use at the annual meeting of its shareholders to be held on April 5, 1994, and at any adjournments of the meeting, and was mailed initially to shareholders on or about February 25, 1994. All shares represented by these proxies will be voted at this meeting in accordance with instructions given by shareholders. Where no instructions are given the shares will be voted in favor of (1) the election of the Board of Directors' nominees for four directors; (2) the ratification of the appointment of Price Waterhouse as independent auditors of the Company; and (3) in their discretion upon such other business as may properly come before the meeting.

     The purpose of the annual meeting is to vote upon the matters set forth above. The Board of Directors is not aware of any other business which may come before the meeting. A shareholder executing and delivering the enclosed proxy may revoke it by giving written notice to the designated proxies of such revocation at any time prior to its exercise.

                                     VOTING

     The close of business on February 11, 1994, has been fixed as the record date for determining which shareholders are entitled to notice of and to vote at the annual meeting. On February 11, 1994, there were 71,515,261 shares of the Company's common stock issued and outstanding. Each share of common stock is entitled to one vote with respect to every matter submitted to a vote at the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be confidentially tabulated by the election inspectors appointed for the meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     Directors are elected by a plurality of the votes cast by shareholders entitled to vote at a meeting at which a quorum is present. A majority of the shares issued and outstanding constitutes a quorum. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees are counted for quorum purposes, but abstentions and broker non-votes are not counted for any purpose.

                              ELECTION OF DIRECTORS

     The Code of By-laws of the Company provides that members of the Board of Directors shall be classified with respect to the terms which they shall serve by dividing them into three classes. Each class consists of four members. At the upcoming annual meeting, four members of the Board of Directors in Class I shall be elected for a three year term expiring at the 1997 annual meeting, or until their successors are duly elected and qualified. The four directors in Class II and Class III were each previously elected to three year terms expiring at the 1995 and 1996 annual meetings, respectively.

     The enclosed proxy, unless authority is withheld, will be voted in favor of electing as directors the nominees listed for the terms indicated. If any one or more of these nominees should be unable to serve, the enclosed proxy may be voted for a substitute nominee selected by the Board of Directors or the Board of Directors may amend the Code of By-laws of the Company to reduce the number of directors.

NOMINEES:
                                     CLASS I



To be elected to serve three year term expiring at the 1997 annual meeting:



                                                                                Served As         Shares(10)
                                                                                    A         Beneficially Owned   Percent of Total
                                                                                 Director     As Of February 11,        Shares
Name                       Age        Principal Occupation                        Since             1994              Outstanding
- ----                       ---        --------------------                        -----             ----              -----------

Peter F. Coffaro           65         Chairman of the Board Pabco                  1987            59,436                (1)
                                      Fluid Power Co., CDC Appliances,
                                      and Anchor Flange Company

Edward S. Davis            62         Partner; Hughes Hubbard                      1974             4,000                (1)
                                      & Reed, Attorneys

Leonard Granoff            67         President of Koffler Corporation             1978            25,000                (1)

W August Hillenbrand       53         President and Chief Executive                1972           431,893(5)(9)          (1)
                                      Officer of the Company




DIRECTORS:
                                    CLASS II

Serving three year term expiring at the 1995 annual meeting:



                                                                                Served As         Shares(10)
                                                                                    A         Beneficially Owned   Percent of Total
                                                                                Director      As Of February 11,       Shares
Name                      Age         Principal Occupation                       Since              1994             Outstanding
- ----                      ---         --------------------                       -----              ----             -----------

Robert K. Bellamy         43          Partner; Barnes &                           1987             16,000               (1)
                                      Thornburg, Attorneys


Lawrence R. Burtschy      57          President of L.R.                           1970          6,235,602(6)(9)       8.7%
                                      Burtschy & Company


Daniel A. Hillenbrand     70          Chairman of the Board                       1969          2,004,691(7)(9)       2.8%
                                      of the Company


Ray J. Hillenbrand        59           Personal Investments                       1970          3,656,362(8)(9)       5.1%


                                    CLASS III

Serving three year term expiring at the 1996 annual meeting:


                                                                                 Served As        Shares(10)
                                                                                    A         Beneficially Owned    Percent of Total
                                                                                 Director     As Of February 11,      Shares
Name                       Age        Principal Occupation                        Since             1994            Outstanding
- ----                       ---        --------------------                        -----             ----            -----------

John C. Hancock            64         Consultant                                   1980            13,000               (1)


George M. Hillenbrand II   54         Personal Investments                         1986       6,033,393(2)(9)          8.4%


John A. Hillenbrand II     62         Personal Investments                         1981(3)    5,161,114(4)(9)          7.2%


Lonnie M. Smith            49         Senior Executive Vice                        1981           186,200               (1)
                                      President of the Company





STOCK OWNERSHIP OF OTHER NAMED EXECUTIVE OFFICERS:


                                                                                                  Shares (10)
                                                                                              Beneficially Owned    Percent of Total
                                                                                              As Of February 11,        Shares
Name                                                                                                1994              Outstanding
- ----                                                                                                ----              -----------

Tom E. Brewer              55         Senior Vice President, Chief                                 41,869               (1)
                                      Financial Officer & Treasurer

David L. Robertson         48         Vice President-Human                                         18,807               (1)
                                      Resources

Mark R. Lindenmeyer        47         Vice President, General                                       4,931               (1)
                                      Counsel & Secretary


All directors and officers of the Company as a group, including those                   18,044,235(2)(4)(5)(6)(7)(8)(9)  25.2%
listed above, consisting of 20 persons.



(1)  Ownership of Company shares outstanding is less than one percent (1%).

(2) Includes 4,844,920 shares owned of record by George M. Hillenbrand II as co-trustee of several trusts for the benefit of Mr. Hillenbrand and other members of his immediate family. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(3) John A. Hillenbrand II previously served as a Director of the Company from 1972 to 1979.

(4) Includes 2,064 shares held of record by John A. Hillenbrand II as custodian for the benefit of a minor child under the Uniform Gifts to Minors Act; 16,240 shares held of record by his wife, Joan L. Hillenbrand; 566,058 shares held of record by Mr. Hillenbrand as trustee for the benefit of his children and grandchildren; 2,618,392 shares held of record by a family partnership for the benefit of other members of his immediate family; and 1,042,568 shares held in Mr. Hillenbrand's deceased mother's estate for which he, with his brothers Ray and William, is co-

                                        3


     executor and maintains voting rights. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(5)  The shares W August Hillenbrand is shown to own beneficially include
     187,174 shares owned of record and beneficially by his wife, Nancy K.
     Hillenbrand. Mr. Hillenbrand disclaims beneficial ownership of these shares. The shares Mr. Hillenbrand is shown to own beneficially do not include 1,642,000 shares owned of record by the United States Trust Company of New York in trust for the benefit of his children; 688,716 shares owned of record by a family partnership for the benefit of members of his family
     (including Mr. Hillenbrand); 830,545 shares held of record by Mr.
     Hillenbrand as trustee for the benefit of his children; 273,545 shares held of record by Bank One Dayton NA as trustee for the benefit of his grandchildren, or 68,017 shares held of record as co-trustee by Mr.
     Hillenbrand for the benefit of a charitable trust. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(6) Includes 4,844,920 shares owned of record by Lawrence Burtschy as co-trustee of several trusts for the benefit of certain members of the Daniel A. Hillenbrand and George C. Hillenbrand families; 966,745 shares owned of record and beneficially by his wife, Elisabeth H. Burtschy; and 210,108 shares owned by her for the benefit of their minor child under the Uniform Gifts to Minors Act. Mr. Burtschy disclaims beneficial ownership of these shares.

(7)  Includes 72,400 shares held of record and beneficially owned by Daniel
     Hillenbrand's wife, Mary H. Hillenbrand. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(8) Includes 856,339 shares held of record by Ray Hillenbrand as trustee or co-trustee for the benefit of certain members of the Hillenbrand family
     (other than Mr. Hillenbrand); 541,446 shares held of record by a family partnership for the benefit of other members of his immediate family; and 1,042,568 shares held in Mr. Hillenbrand's deceased mother's estate for which he, with his brothers John and William, is co-executor and maintains voting rights. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(9)  John A. Hillenbrand II and Ray J. Hillenbrand are brothers. John A.,
     Ray J., W August and George M. Hillenbrand II are nephews of Daniel A.
     Hillenbrand. Lawrence R. Burtschy is a son-in-law of George C. Hillenbrand, deceased, brother of Daniel A. Hillenbrand. These members of the Hillenbrand family, their brothers, sisters and descendants and their spouses own beneficially in the aggregate approximately 60 percent of the Company's outstanding shares of common stock. The Hillenbrand family members owning these shares may be deemed to be "control persons" or "parents" of the Company.

(10) The Company's only class of equity securities outstanding is Common Stock without par value. The Company is not aware of any person, other than members of the Hillenbrand family as indicated herein, beneficially owning more than 5 percent of the Company's Common Stock.


      Daniel A. Hillenbrand has been Chairman of the Board since 1972. Mr. Hillenbrand served as President of the Company from 1972 through October 20, 1981, and as Chief Executive Officer from 1972 through April 11, 1989. Mr. Hillenbrand had been employed by the Company throughout his business career until his retirement on April 30, 1989.

      W August Hillenbrand has been President of the Company since October 21, 1981 and was elected Chief Executive Officer of the Company on April 11, 1989. Mr. Hillenbrand has been employed by the Company throughout his business career. He is also a director of DPL, Inc. of Dayton, Ohio.

      George M. Hillenbrand II has devoted his business career to the management of personal and family investments.

      John A. Hillenbrand II has managed personal and family investments since 1979. He is also a director of PSI Energy of Plainfield, Indiana, and National City Bank, of Indianapolis, Indiana. Mr. Hillenbrand was employed by and active in the management of the Company prior to his resignation as an officer in 1979.


      Ray J. Hillenbrand has been engaged in the management of personal and family investments for much of his career. Mr. Hillenbrand was employed by and active in the management of the Company prior to his resignation as an officer in 1977.

      Mr. Bellamy is a partner in the law firm of Barnes & Thornburg, Indianapolis, Indiana, and has practiced law throughout his career.

      Mr. Burtschy is President of L.R. Burtschy & Company, an investment management company, and has been so engaged since 1969. Mr. Burtschy is also a director of Skyline Chili, Inc. of Cincinnati, Ohio, and a director or partner of several privately owned companies.

      Mr. Coffaro, a mechanical engineer, has devoted his career to the development of a number of manufacturing and distribution businesses. He is a director of several privately owned companies located in Cincinnati, Ohio.

      Mr. Davis, a partner in Hughes Hubbard & Reed, a New York law firm, has practiced law during his entire professional career. He is also a director of Cognitronics Corporation of Stamford, Connecticut.

      Mr. Granoff is President and director of Koffler Corporation, a privately owned investment company in Providence, Rhode Island.

      Mr. Hancock, who holds a Ph.D. in Electrical Engineering, is a consultant. Until 1988, he was Executive Vice President for Corporate Development and Technology of United Telecommunications, Inc.

      Mr. Smith has been Senior Executive Vice President since 1982 and has been employed by the Company or its subsidiaries in various offices since 1976.

      Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers, any person holding more than ten percent of the Company's common stock and certain trusts holding common stock are required to file reports of ownership and any changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company is required to report in this proxy statement any failure to file or late filing occurring during 1993. Based solely on reports and other information from reporting persons, the Company believes that all of these filing requirements were satisfied by its directors, executive officers, ten percent holders and reporting trusts.

                          ABOUT THE BOARD OF DIRECTORS
                        (INCLUDING DIRECTOR COMPENSATION)

      The Board of Directors has the following standing committees: an Executive Committee, a Finance Committee, an Audit Committee, a Compensation Committee and a Performance Compensation Committee. The Company does not have a nominating committee. During 1993, the Board of Directors of the Company held six meetings.

      The Executive Committee of the Board of Directors consists of Messrs. Daniel A. Hillenbrand (Chairman), W August Hillenbrand, John A. Hillenbrand II, Ray J. Hillenbrand, George M. Hillenbrand II, Lawrence R. Burtschy, and Lonnie
M. Smith. The Executive Committee advises the Chief Executive Officer on business decisions of significant impact and on the business in general. Subject to limitations provided by law or the Code of By-laws, the Executive Committee exercises the power and authority of the Board of Directors as may be necessary during the intervals between meetings of the Board. The Executive Committee met eight times during 1993.

      The Finance Committee of the Board of Directors consists of Messrs. Daniel
A. Hillenbrand (Chairman), Lawrence R. Burtschy, George M. Hillenbrand II, John
A. Hillenbrand II, Ray J. Hillenbrand and W August Hillenbrand. The Finance Committee reviews financial policies and procedures of the Company. It also makes recommendations to the Board of Directors on dividend policy, issuance and sale or repurchase of Company securities, and the investment of Company funds, including pension and thrift plans. The Finance Committee also advises on proposed acquisitions and divestments. During 1993, the Finance Committee held four meetings.

      The Audit Committee of the Board of Directors consists of Messrs. Robert
K. Bellamy, Peter F. Coffaro, Edward S. Davis (Chairman), and Daniel A. Hillenbrand. The Audit Committee annually recommends to the Board of Directors of the Company independent accountants for appointment by the Board of Directors as auditors of the books, records and accounts of the Company and its subsidiaries. The Audit Committee reviews the services to be performed by the independent accountants; makes a determination regarding the possible effect of the performance of such services on the independence of the principal independent accountants; receives and reviews the reports submitted by the principal independent accountants of the Company; and takes such action with respect to such reports as it deems appropriate. In addition, the Audit Committee determines the duties and responsibilities of the internal auditing staff; reviews the annual program for the internal audit of the operational procedures of the Company; receives and reviews reports submitted by the internal auditing staff; and takes such action as it deems appropriate to assure that the interests of the Company are adequately protected, including the maintenance of accounting controls and standards. During 1993, the Audit Committee held four meetings.

      The Compensation Committee of the Board of Directors consists of Messrs. Robert K. Bellamy, Peter F. Coffaro, Edward S. Davis (Chairman), Daniel A. Hillenbrand, and W August Hillenbrand. The Compensation Committee annually reviews the performance contributions of the officers of the Company and makes recommendations to the Board of Directors for adjustments to the base salaries of those officers. The Compensation Committee also has general oversight responsibility for other compensation programs of the Company and reviews the structure, cost effectiveness, and competitive position of the Company's compensation programs. During 1993, the Compensation Committee held four meetings.

      The Performance Compensation Committee of the Board of Directors consists of Messrs. Robert K. Bellamy, Peter F. Coffaro, Edward S. Davis, and Daniel A. Hillenbrand (Chairman). The Performance Compensation Committee is responsible for the administration of the Company's Performance Compensation Plan, Restricted Stock Plan, and Senior Executive Compensation Program. The Performance Compensation Committee selects participants, makes awards, establishes specific performance objectives, and assesses individual and subsidiary performance achievements against those previously established performance objectives. The Performance Compensation Committee held four meetings in 1993.

      During the Company's fiscal year ended November 27, 1993, each Director who was not a salaried officer or employee of the Company received an annual fee of $20,000 and a fee of $2,000 for each Board of Directors meeting attended. Directors who are members of the Audit, Finance, and Compensation Committees received $1,000 for each committee meeting attended. Directors were reimbursed for expenses incurred as a result of attendance at Board or committee meetings. Directors of the Company may defer receipt of directors' fees otherwise payable to them by the Company.

      Daniel A. Hillenbrand has entered into a Consulting Agreement with the Company under which he is to provide consulting and advisory services to the Company until May 31, 1999, for which he receives an annual consulting fee of $505,289, as well as certain pension, health care, insurance and other benefits which totaled $117,609 during 1993. Mr. Hillenbrand retired from the Company on April 30, 1989, but continues to serve as Chairman of the Board. On May 17, 1993, the Company purchased 200,000 shares of the common stock of the Company from Daniel A. Hillenbrand at a price of $42.875 per share. This price represents a discount to the Company from the market price at the time of sale.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

      Subject to shareholder ratification, the Board of Directors of the Company has appointed the firm of Price Waterhouse, certified public accountants, as independent auditors to make an examination of the financial statements of the Company for its fiscal year ending December 3, 1994. The appointment was made upon the recommendation of the Audit Committee, which is composed of members of the Board of Directors who are not officers or otherwise employees of the Company. A representative of Price Waterhouse will be present at the annual meeting with an opportunity to make a statement, if he so desires, and will respond to appropriate questions. The Board of Directors considers such accountants to be well-qualified and recommends shareholders approve and ratify this appointment.

      THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT AUDITORS OF THE COMPANY.

                             EXECUTIVE COMPENSATION

      The following tabulation and notes set forth the compensation paid or accrued by the Company during the three fiscal years ended November 27, 1993, November 28, 1992 and November 30, 1991 to the Chief Executive Officer and each of the other four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE


- -----------------------------------------------------------------------------------------------------------------------------------
                                              Annual Compensation                   Long Term Compensation
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                         Awards            Payouts
                                                                                   ------------------------------------------------
                                                                         Other
                                                                         Annual        Restricted                        All Other
                                                                         Compen-         Stock              LTIP          Compen-
         Name and                                                        sation         Award(s)           Payouts         sation
    Principal Position             Year   Salary $       Bonus $          $(1)            $(2)              $(3)            $(4)
    ------------------             ----   --------       -------          ----            ----              ----            ----

- -----------------------------------------------------------------------------------------------------------------------------------

W AUGUST HILLENBRAND               1993   $586,461       $531,000      $  77,965                         $1,414,168       $146,195
President & Chief                  1992   $542,770       $491,400      $  72,657                         $  493,268       $112,579
Executive Officer                  1991   $507,692       $459,000      $  91,016                         $  167,552       $ 85,492
- -----------------------------------------------------------------------------------------------------------------------------------

LONNIE M. SMITH                    1993   $458,231       $414,900                                        $1,103,645      $  37,810
Senior Executive                   1992   $423,961       $388,850                                        $  383,708      $  28,270
Vice President                     1991   $395,577       $357,750                                        $  135,065      $  19,850
- -----------------------------------------------------------------------------------------------------------------------------------

TOM E. BREWER                      1993   $266,600       $160,680                                       $   403,263       $ 23,234
Senior Vice President, Chief       1992   $251,346       $151,500                                       $   115,665       $107,223
Executive Officer & Treasurer      1991   $236,346       $142,500                                       $    42,007       $  3,173
- -----------------------------------------------------------------------------------------------------------------------------------

DAVID L. ROBERTSON                 1993   $174,808       $105,300                                       $   263,444     $    2,340
Vice President                     1992   $164,654       $ 99,300                                       $    74,456     $    2,218
Human Resources                    1991   $154,230       $ 93,000                                       $    26,240     $    1,030
- -----------------------------------------------------------------------------------------------------------------------------------

MARK R. LINDENMEYER                1993   $161,385      $  97,200                                        $  180,320     $    3,001
Vice President, General            1992   $153,384      $  92,400                                               N/A     $    2,502
Counsel & Secretary                1991   $103,182      $  38,774                                               N/A     $      955
- -----------------------------------------------------------------------------------------------------------------------------------


(1) Consists of the cost of perquisites and other personal benefits provided by the Company. Amounts are included only for years in which amounts exceeded disclosure thresholds established under SEC rules. Included in the amounts shown for W August Hillenbrand are $63,857, $63,473 and $82,380 for financial planning services reimbursed in years 1993, 1992, and 1991 respectively.

(2) The number and value as of November 27, 1993 of aggregate restricted stock holdings awarded October 20, 1987 for each executive are as follows:



                                      #                      $
                                      -                      -


W August Hillenbrand               3,000                 $124,875
Lonnie M. Smith                    3,000                 $124,875
Tom E. Brewer                      3,000                 $124,875
David L. Robertson                 3,000                 $124,875
Mark R. Lindenmeyer                  564                 $ 23,477

                                        8


(3) The amounts appearing in this column are the values as of November 27, 1993, November 28, 1992 and November 30, 1991 of the shares earned under the Senior Executive Compensation Program for 1991-1993, 1990-1992 and
     1989-1991 performance cycles respectively. Also included are the values as of November 27, 1993 of the shares earned under the Performance
     Compensation Plan for the 1992-1993 performance cycle.

(4)  All other compensation earned or allocated in 1993 is as follows:


                             Company Provided Pension Contributions
                             --------------------------------------

                              Supplemental                 401(k)
                              ------------                 ------

W August Hillenbrand            $142,597                   $3,598
Lonnie M. Smith                 $ 34,212                   $3,598
Tom E. Brewer                   $ 20,426                   $2,808
David L. Robertson                None                     $2,340
Mark R. Lindenmeyer               None                     $3,001



                         LONG-TERM INCENTIVE PLAN AWARDS

     The following table gives information regarding long-term incentive plan awards made during fiscal year 1993 to each of the named executive officers.


                                                                                      Estimated Future
                                                                         Payouts Under Non-Stock Price-Based Plans
                                                                         -----------------------------------------

                                 Number of       Performance or Other
                              Shares, Units or       Period Until
     Name                     Other Rights(1)    Maturation or Payout   Threshold #       Target #       Maximum #
     ----                     ----------------   ---------------------  -----------       --------       ---------

W August Hillenbrand               4,496               1993/1995             1              4,496          6,744
Lonnie M. Smith                    3,513               1993/1995             1              3,513          5,270
Tom E. Brewer                      1,021               1993/1995             1              1,021          1,532
David L. Robertson                   669               1993/1995             1                669          1,004
Mark R. Lindenmeyer                  618               1993/1995             1                618            927


(1) Performance share award based on participation in the Senior Executive Compensation Program. Payout of award is dependent on specified levels of shareholder value created during a three year period. The target amount will be earned if 100% of targeted shareholder value created is achieved. Incremental amounts above the threshold will be earned at the achievement of 21% of the targeted shareholder value created and the maximum award is based on achievement of 124% of the targeted shareholder value created.


                         COMPENSATION COMMITTEES' REPORT

     The Compensation Committee and Performance Compensation Committee, under the direction of the Board of Directors, have prepared the following report for inclusion in this proxy statement. This report sets forth the compensation policies applicable to the Company's executive officers and the relationship of corporate performance to executive compensation.

COMPENSATION PHILOSOPHY

     The Company's compensation programs reflect a long-standing and strongly held belief in the principle of performance-oriented compensation. The values that are integral to the design and operation of the Company's compensation administration and plan designs include:

     1. The creation of long term shareholder value as the cornerstone of our compensation philosophy.

     2. Our compensation programs being linked to clearly established business strategies in each of our subsidiaries.

     3. Shareholder value created at the subsidiary level and each subsidiary must have objectives that reflect the performance expectations of the Company for that entity.

     4. Our compensation structure emphasizes variable pay rather than fixed compensation.

     Our performance expectations reflect our commitment to continuous improvement. When our expectations are met or exceeded, variable compensation should be paid; when our expectations are not met, no variable compensation should be paid.

     The senior executive compensation program of the Company is comprised of base salary, an annual cash incentive, a three year performance opportunity, and benefits which are generally available in companies of similar size.

COMPENSATION ELEMENTS

     1.   BASE SALARY

     At the senior executive level, base salaries are conservative when compared with companies of similar size and financial performance. Emphasis in the Company's compensation programs is placed on variable or "at risk" compensation rather than on base salary. The Compensation Committee reviews the base salary of the executive officers on an annual basis. Adjustments to base salaries result from an assessment of the performance contributions of each executive in relationship to that executive's scope of responsibility. The Compensation Committee also examines the overall competitive position of the base salaries of its executive officers in relation to companies of similar size and financial performance. Conservative base salaries maintain an appropriate position for other compensation elements which are a function of base salary; i.e. short term incentive compensation, perquisite compensation, long term incentive compensation, and certain benefit programs including life insurance and pension benefits. The Company rewards the creation of sustainable long term shareholder value and as a result places greater emphasis on variable compensation than on base salary.

     Effective June 28, 1993 the Board of Directors acted on the recommendation of the Compensation Committee to increase the compensation of W August Hillenbrand by 8%. Prior to making the aforementioned adjustment the Compensation Committee reviewed the year to date performance of each of the subsidiaries, the financial performance of the Company, and the performance contributions of Mr. Hillenbrand in relationship to previously established performance objectives, and made an assessment of the degree to which he was contributing to the creation of long term shareholder value. The Compensation Committee also reviewed competitive compensation information provided by an independent consulting firm prior to recommending to the Board of Directors the adjustments to Mr. Hillenbrand's base salary. The Compensation Committee utilizes the services of an independent compensation consulting firm to provide marketplace competitive information regarding base salaries of executive officers. The Company compares its officers' base salaries with those of diversified manufacturing firms who are clients of the same compensation consulting firm. The Company also examines the base salaries of its executive officers with the base salary practices of the compensation consulting firm's clients who have generated total shareholder returns that are equal to or greater than the returns generated by Hillenbrand Industries. Many of the companies used for these analyses are included in the Standard and Poor's 500 Index, and some of the consulting firm's clients are also part of Standard and Poor's Manufacturing (Diversified Industrial) Index which the Company has compared to its performance (See Section "Company Stock Performance"). The Company targets its base salary to the median of the companies with which it compares itself. W August Hillenbrand's salary increase was set to correspond with the median segment of the competing compensation information provided by our consulting firm. Other executive officers were granted adjustments to their base salaries at the same time based upon their performance contributions during the preceding twelve months. Adjustments to the base salaries of the other executive officers were recommended by the Compensation Committee and approved by the Board of Directors.


     2.   PERQUISITES

          The senior executive officers are eligible for perquisite compensation. The annual amount of a perquisite account is limited to 10% of each participant's base salary or such other limits as may be imposed on participants by either the Performance Compensation Committee in the case of participants who are members of the Office of the President, or by the Chief Executive Officer of the Company in the case of other participants. Perquisite compensation may be used to pay for supplemental health care, insurance benefits, financial planning assistance, club membership fees, personal use of Company-owned automobiles and Company common stock.

     3.   INCENTIVE COMPENSATION

          a.   SHORT TERM INCENTIVE COMPENSATION

               The Performance Compensation Committee of the Board establishes specific financial and non-financial objectives for each subsidiary and for the Company overall. Each subsidiary is measured and rewarded based upon its performance contributions. Short term financial performance objectives are established annually at levels which generally represent continuous improvement over prior years' results. Non-financial performance objectives are established to assure proper attention by each subsidiary to those non-financial factors which are necessary for long term shareholder value creation. Achievement of financial objectives determines how much short term incentive compensation is potentially available for distribution in each subsidiary; achievement of both the financial and non-financial objectives determines how much incentive compensation will actually be paid. The Performance Compensation Committee establishes financial and non-financial objectives to maintain the appropriate balance between the short and long term performance expectations of shareholders.

               Employees eligible to receive short term incentive compensation are determined by the Performance Compensation Committee of the Board of Directors of the Company in the case of employees who are members of the Office of the President, by the Office of the President in the case of chief executive officers of subsidiaries and other employees of the Company, or by the chief executive officer of a subsidiary in the case of other employees of each subsidiary.

               The amount of short term incentive compensation is determined by first establishing a performance base ("Performance Base") and a target ("Target") for each subsidiary. The Performance Base and Target for members of the Office of the President are recommended by the Chief Executive Officer of the Company and approved by the Performance Compensation Committee. The Performance Base and Target for each participant in the Program who is a chief executive officer of a subsidiary are approved by the Office of the President. The Performance Base and Target for other participants who are employees of the Company are established and approved by the Office of the President and the Performance Base and Target for participants who are employees of subsidiaries of the Company are established by the chief executive officer of such subsidiary. The Performance Base and Target for members of the Office of the President are directly related to the return on shareholder equity of the Company. Goals for other participants include both financial and non-financial measures and may reflect the accomplishment of tactical and strategic plans of each subsidiary.

               Short term incentive compensation opportunity is equal to 60% of base salary for members of the Office of the President, 50% of base salary in the case of a chief executive officer of a subsidiary, and 40% of base salary for all remaining senior executive participants. Attainment of the Performance Base results in short term incentive compensation equal to 50% of the above scale. Short term incentive compensation of up to 150% of the amount of the above scale may be paid. Achievement above Performance Base is paid according to a scale recommended by the Office of the President and approved by the Performance Compensation Committee.

               Short term incentive compensation is calculated for each senior executive participant at the end of each fiscal year. Short term incentive compensation is payable in cash after forty days, but within seventy-five days, after the end of the fiscal year. All or a portion of short term incentive compensation may be deferred and invested either in cash or common stock to be paid at the end of the deferral period.

               Executive officers of the Company were awarded cash bonuses in January 1994 based upon the achievement of return on shareholder equity objectives established by the Performance Compensation Committee at the beginning of the 1993 fiscal year. During 1993 the financial performance of the Company was significantly above the performance targets for the annual incentive plan's maximum payout. Were there not a limitation on the compensation payable under the Company's short term incentive plan, the 1993 financial performance would have resulted in an additional cash payment of $1,097,400 to W August Hillenbrand.

          b.   PERFORMANCE COMPENSATION

               A key element of the compensation philosophy of the Company is the creation of sustainable shareholder value. The design of the Company's variable pay plans has incorporated the concept of target levels of annual and long term performance. Targets represent a point at which the plans administered by the Performance Compensation Committee would maximize their payments to plan participants. While above target performance has always been encouraged by the committee, it also represented a point at which the interests of shareholders and executive officers were no longer perfectly aligned. The Company has established a Performance Compensation Plan (the "Plan") which is intended to incent sustainable, above target performance in each subsidiary and of the Company overall. The Plan provides that to the extent a subsidiary and/or the Company achieves performance that exceeds the performance targets established for the short term incentive compensation plan, key executives will be rewarded for the additional shareholder value created. The Plan provides that the above target performance must be improved upon in the year following its attainment prior to any payments being made under the plan. If the second year performance target is not achieved the executive forfeits all of the compensation earned with respect to the prior year. The first year of the Plan was 1992 and the first payments under the Plan were made in January 1994 in shares of common stock of the Company.

               The Performance Compensation Committee administers the Plan and determines, in its sole discretion, which employees of the Company and its subsidiaries will receive performance compensation, the performance objectives for and timing of each performance cycle, the amount of compensation payable to each employee in respect to a performance cycle, and the time at which performance compensation will be paid.

               The maximum number of shares of common stock of the Company available for issuance under the Plan is 1,675,400, subject to adjustment by the Performance Compensation Committee in the event of changes in the capitalization of the Company. In January 1994, 386,096 shares were distributed to participants. The Plan will terminate on November 30, 2001, unless terminated earlier by the Board of Directors.

          c.   LONG TERM INCENTIVE COMPENSATION

               The Performance Compensation Committee of the Board reviews the business plans of each of the subsidiaries and the performance expectations of the Company overall at the commencement of each fiscal year. The performance history and expected performance contributions of each subsidiary provide the appropriate foundation for the committee to establish performance objectives for long-term compensation programs.

               The Performance Compensation Committee recommends to the Board of Directors the establishment and administration of the Company's long term incentive compensation program. The Performance Compensation Committee designates participants in the long term compensation program and establishes the shareholder value creation objectives for each subsidiary and for the Company for each three year cycle of the program. The committee reviews a mathematically calculated analysis of a shareholder's risk-adjusted expectation for return on his or her investment in the Company's common stock. The committee establishes specific performance objectives for each subsidiary and for the Company based upon the shareholder value calculation. The base for the three-year cycle is established by taking the prior year's net income and dividing it by the weighted average cost of capital for the Company. During the three-year cycle, the positive and negative cash flows are measured and adjusted to account for their time value to the Company. At the end of the three-year period, the Company's net income is again capitalized by dividing it by the Company's weighted average cost of capital. The result of these calculations is compared with the present value of the base year's capitalized net income to determine if shareholder value exceeded shareholders' expectations. The sum of the performance objectives that are established by the committee for the various subsidiaries is higher than the shareholder expectation for the Company as a whole, as calculated under this model. The level of performance so determined represents the minimum level of performance which must be achieved for payment of long term incentive compensation. The committee further establishes a maximum level of shareholder value creation for which incentive compensation will be paid. Performance above that target level creates additional value for shareholders but does not result in additional payments to executive officers.

               The long term program affords executives the opportunity to become significant shareholders in the Company, thereby aligning the interests of shareholders and executives. At the commencement of each three year cycle a performance opportunity for each participant is established. That opportunity is equal to 30% of base salary for members of the Office of the President, 25% of base salary in the case of a chief executive officer of a subsidiary, and 15% of base salary for all other participants. That opportunity is divided by the preceding year's average share price of the Company's common stock.
          At the conclusion of the performance cycle the Performance Compensation Committee determines the extent to which the financial performance of the Company exceeded the calculated expectations of shareholders. To the extent that shareholder expectations were exceeded, payouts under the program are made. The range of award can be from 0 to 150% of the opportunity established for each executive at the outset of the cycle.

               Long-term performance share compensation is payable at the end of the three year cycle (but not sooner than forty days after the end of the cycle) in the form of shares of common stock. Payment of long term performance compensation is contingent upon a participant's continued employment throughout the three year period to which the compensation relates. All or a portion of long-term performance compensation earned may be deferred.



               During the 1991/1993 cycle the financial performance of the Company was significantly above the performance targets for the long term program's maximum payout. Were there not limitations on the compensation payable to executives under the terms of the Company's long-term incentive program, financial performance in the 1991/1993 cycle would have resulted in additional payments to W August Hillenbrand of $533,424.

     4.   RESTRICTED STOCK COMPENSATION

          The Hillenbrand Industries, Inc. Restricted Stock Plan (the "Stock Plan"), covers employees designated as "Key Employees" by the Restricted Stock Committee of the Board of Directors of the Company (the "Restricted Stock Committee," a predecessor to the Performance Compensation Committee). The purpose of the Stock Plan is to encourage Key Employees to pursue long term shareholder value creation for the Company or within their subsidiary company, to reward the creation of shareholder value, and to provide a significant opportunity for Key Employees to become and remain shareholders of the Company by awarding to them shares of common stock of the Company.

          The number of shares, if any, to be awarded to each Key Employee, the specific performance objectives the Company or a subsidiary company must achieve in order for the Key Employee to receive awarded common stock, and the length of time within which such performance objectives must be met (the "Performance Cycle") are determined by the Performance Compensation Committee. Shares of common stock awarded under the Stock Plan may not be sold or transferred and are held in escrow until the relevant Performance Cycle has been completed and the accomplishment of objectives evaluated, or until such earlier time as the Performance Compensation Committee deems appropriate.

          In 1987, the Restricted Stock Committee established a six year Performance Cycle ending at the close of the 1993 fiscal year. The Stock Plan called for fifty percent of the shares assigned to each participant to be awarded after completion of the third year of the Performance Cycle provided that certain specific Company or subsidiary financial objectives were met.

          The maximum number of shares of common stock of the Company available under the Stock Plan is 2,000,000. The number of shares of common stock authorized for issuance under the Stock Plan is subject to adjustment in the event of stock splits or similar circumstances. Shares awarded to date have been 324,600, of which, 268,132 shares have been distributed and/or deferred, and 56,468 have been forfeited. No additional awards are contemplated at this time.

     Respectfully submitted to the Company's shareholders by the Compensation Committee and the Performance Compensation Committee of the Board of Directors.

BY:                                BY:
COMPENSATION COMMITTEE             PERFORMANCE COMPENSATION
                                   COMMITTEE

Robert K. Bellamy                  Robert K. Bellamy
Peter F. Coffaro                   Peter F. Coffaro
Edward S. Davis (Chairman)         Edward S. Davis
Daniel A. Hillenbrand              Daniel A. Hillenbrand (Chairman)
W August Hillenbrand

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert K. Bellamy, Peter F. Coffaro, Edward S. Davis, Daniel A. Hillenbrand, and W August Hillenbrand served on the Compensation Committee during 1993, and Robert K. Bellamy, Peter F. Coffaro, Edward S. Davis, and Daniel A. Hillenbrand served on the Performance Compensation Committee during 1993.

     Daniel A. Hillenbrand, Chief Executive Officer of the Company until April 11, 1989, and currently Chairman of the Board of the Company, serves on both the Compensation Committee and the Performance Compensation Committee of the Company. W August Hillenbrand, President and Chief Executive Officer of the Company, serves on the Compensation Committee.

     Robert K. Bellamy, who is a member of the Compensation Committee and the Performance Compensation Committee, is a partner in the law firm of Barnes & Thornburg. The Company retains Barnes & Thornburg as legal counsel. Edward S. Davis, who is Chairman of the Compensation Committee and a member of the Performance Compensation Committee, is a partner in the law firm of Hughes Hubbard & Reed. The Company retains Hughes Hubbard & Reed as legal counsel.

                            COMPANY STOCK PERFORMANCE

     The following graph compares the cumulative total return for Hillenbrand common shares of the Company with the S & P 500 Index and S & P Manufacturing (Diversified Industrial) Index:


                                     [Graph]


     Assumes $100 invested in November 1988. Total return assumes that all dividends are reinvested when received.

                                RETIREMENT PLANS

SAVINGS PLAN

     Under the Hillenbrand Industries, Inc., Savings Plan (the "Savings Plan"), officers of the Company and other employees may contribute through payroll deduction up to 15 percent of their base salary on a pre-tax basis, subject to certain maximum amounts established by the Internal Revenue Service, pursuant to Section 401(k) of the Internal Revenue Code, into a choice of investment vehicles. The Company makes matching contributions of 40 percent of the first five percent of pre-tax contributions (prior to January 1, 1992, the Company contributed 25 percent of the first four percent of pre-tax contributions) and such amounts become fully vested after five years of service with the Company and its subsidiaries.

PENSION PLAN

     The Hillenbrand Industries, Inc. Pension Plan (the "Pension Plan") covers officers of the Company and other employees. Directors of the Company who are not employees of the Company or one of its subsidiaries are not eligible to participate in the Pension Plan. Contributions to the Pension Plan by the Company are made on an actuarial basis, and no specific contributions are determined or set aside for any individual.

     Employees, including officers of the Company, who retire under the Pension Plan receive fixed benefits calculated by means of a formula that takes into account the highest average annual base salary earned over five consecutive years and the employees' years of service. The following table shows approximate representative pension benefits based on a single life annuity calculation for the compensation and years of service indicated:


                         APPROXIMATE ANNUAL PENSION UPON RETIREMENT AT AGE 65


  Highest Average Base
  Salary for any Period     5 Years    10 Years    15 Years    20 Years    25 Years    30 Years    35 Years    40 Years
  of 5 Consecutive Years  of Service  of Service  of Service  of Service  of Service  of Service  of Service  of Service
  ----------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
       $  100,000              6,000      13,000      19,000      25,000      32,000      38,000      44,000      51,000
       $  200,000             14,000      29,000      43,000      57,000      72,000      86,000     100,000     115,000
       $  300,000             22,000      45,000      67,000      89,000     112,000     134,000     156,000     179,000
       $  400,000             30,000      61,000      91,000     121,000     152,000     182,000     212,000     243,000
       $  500,000             38,000      77,000     115,000     153,000     192,000     230,000     268,000     307,000
       $  600,000             46,000      93,000     139,000     185,000     232,000     278,000     324,000     371,000
       $  700,000             54,000     109,000     163,000     217,000     272,000     326,000     380,000     435,000
       $  800,000             62,000     125,000     187,000     249,000     312,000     374,000     436,000     499,000
       $  900,000             70,000     141,000     211,000     281,000     352,000     422,000     492,000     563,000
       $1,000,000             78,000     157,000     235,000     313,000     392,000     470,000     548,000     627,000


     The credited years of service under the Pension Plan and the 1993 calendar year base salaries for the officers named in the table are as follows: W August Hillenbrand - 33 years, $590,000; Lonnie M. Smith - 17 years, $461,000; Tom E. Brewer - 11 years, $267,800; David L. Robertson - 11 years, $175,500; and Mark
R. Lindenmeyer - 7 years, $162,000.

     The Internal Revenue Code limits the amount of benefits which may be paid under a qualified pension plan, such as the Company's Pension Plan. In order to be able to pay the full benefits which are earned as described in the paragraph and table above, the company has established a non-qualified, unfunded pension plan to pay the amounts which could not otherwise be paid because of the limitations established by the Internal Revenue Code. The Pension Plan is not subject to deductions for Social Security or other offset amounts.

                              COST OF SOLICITATION

     The entire cost of solicitation of proxies by the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, facsimile, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

                              SHAREHOLDER PROPOSALS

     Pursuant to the Code of By-laws of the Company, any proposal by a shareholder may not be presented at the annual meeting to be held in 1995 unless it is delivered or mailed to and received by the Secretary at the Company's principal offices in Batesville, Indiana, not later than 100 days prior to the anniversary of the April 5, 1994 annual meeting. If the date of the annual meeting to be held in 1995 is more than 30 days after such anniversary date, such notice will also be timely if received by the Secretary by the later of 100 days prior to the forthcoming 1995 annual meeting date and the close of business 10 days following the date on which the Company first makes public disclosure of the 1995 meeting date.

     Any proposal by a shareholder which is to be presented at the annual meeting to be held in 1995 must be received at the Company's principal executive offices in Batesville, Indiana, not later than December 27, 1994, in order to be included in the proxy statement and form of proxy relating to that meeting.

                           INCORPORATION BY REFERENCE

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporates this Proxy Statement by reference, the Compensation Committees' Report and the line graph Comparison of Five Year Cumulative Total Return shall not be incorporated by reference into any such filings.


                                   Mark R. Lindenmeyer
                                   Secretary

February 25, 1994

                          HILLENBRAND INDUSTRIES, INC.
                Proxy for Annual Meeting To Be Held April 5, 1994
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The Undersigned appoints Daniel A. Hillenbrand and W August Hillenbrand, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned at the annual meeting of Shareholders of Hillenbrand Industries, Inc., (the "Company") to be held at the Sherman House in Batesville, Indiana 47006, on April 5, 1994 at 10:00 a.m., E.S.T., and at any adjournments of the meeting on the following matters:

     (1) FOR [] NOT FOR [] the election of director nominees Peter F. Coffaro, Edward S. Davis, Leonard Granoff and W August Hillenbrand to serve three year terms as directors. A SHAREHOLDER WISHING TO WITHHOLD AUTHORITY FROM THE PROXIES TO VOTE FOR ANY NOMINEE MAY DELETE SUCH NOMINEE'S NAME FROM THE ABOVE LIST.

     (2) FOR [] NOT FOR [] ABSTAIN FROM [] the ratification of the appointment of Price Waterhouse as Independent auditors.

     (3) In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY MAY BE REVOKED BY GIVING WRITTEN NOTICE TO THE PROXIES AT ANY TIME BEFORE IT IS EXERCISED AT THE MEETING.

                  (continued and to be signed on reverse side)

                  ---------------------------------------------

The shares represented by this proxy will be voted as directed on the reverse side by the shareholder(s). If no direction is given, this proxy will be voted; FOR the nominees to the Board of Directors identified in the Proxy Statement; FOR the ratification of the appointment of Price Waterhouse as independent auditors; and in such manner as the proxies shall direct on such other business as may properly come before the meeting.

                                           -------------------------------------
                                           -------------------------------------
                                           Please sign name and title exactly
                                           as shown on lable on this proxy card.


     Dated:                     , 1994
            --------------------

IMPORTANT: This proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return this proxy promptly in the enclosed envelope. When signing as attorney, executor, trustee, partner, officer or guardian, please give your full title. If shares are held jointly, all holders must sign the proxy. No postage is required if mailed in the United States.